SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) June 11, 2007

deCODE genetics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-30469	04-3326704
(State or Other Juris-	(Commission	(I.R.S. Employer
diction of Incorporation)	File Number)	Identification No.)

Sturlugata 8, IS-101 Reykjavik, Iceland

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code +354-570-1900

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 11, 2007, deCODE genetics, Inc. (the “Corporation”) elected Axel Nielsen to the position of Chief Operating Officer to serve until the next annual meeting of the Corporation’s Board of Directors.  Mr. Nielsen, age 42, has been employed by the Corporation since 1998 and has held a variety of positions including Chief Financial Officer; Vice President, Finance; Treasurer; Vice President, Investor Relations; and Chief Operating Officer, U.S. Operations.  Most recently he served as Vice President, Operations.

Item 8.01.   Other Events

deCODE genetics, Inc. (the “Corporation”) and the other parties in the lawsuit titled deCODE genetics, Inc. v. Hákonarson et al., which is described in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2006, have settled their claims in this matter.  Pursuant to the terms of the settlement, the defendants have agreed not to use or disclose any of the Corporation’s confidential information that was the subject matter of the suit. In addition, the parties will exchange mutual releases and dismiss the litigation with prejudice and the Corporation will receive a payment to give the releases contemplated by the settlement.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

deCODE genetics, Inc.

	By:	/s/ KARI STEFANSSON
Kari Stefansson,
President, Chief Executive Officer

Dated: June 14, 2007